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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 20, 1998, except with respect to certain matters discussed in Note 7 and matters discussed in Note 14, as to which the date is April 14, 1998, included in Synagro Technologies, Inc.'s Form 10-K for the years ended December 31, 1997 and 1996, and to all references to our Firm included in or made a part of this Registration Statement.



ARTHUR ANDERSEN LLP

Houston, Texas
September 25, 1998